UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
__________________________________________
Date of Report
(Date of earliest event reported)

March 20, 2018

THE GAP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)
(415) 427-0100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers
On March 20, 2018, Dara Bazzano, Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer) of The Gap, Inc. (the “Company”), notified the Company of her intention to resign, effective as of April 5, 2018.

Upon the effectiveness of Ms. Bazzano’s resignation, Teri List-Stoll, the Company’s Executive Vice President and Chief Financial Officer, will serve as the Company’s principal accounting officer in addition to continuing as the Company’s principal financial officer. Ms. List-Stoll has served as the Company’s Chief Financial Officer since January 2017.

Prior to joining the Company, Ms. List-Stoll held the position of executive vice president and chief financial officer for Dick’s Sporting Goods, Inc., a sporting goods retailer (August 2015-September 2016). Previously, she served in senior finance roles, including chief financial officer for Kraft Foods Group, Inc., a food and beverage company (September 2013-May 2015). Ms. List-Stoll spent almost two decades growing her career at The Procter & Gamble Company, a consumer goods company, where she ultimately served as senior vice president and treasurer (2008-2013). She began her career at Deloitte & Touche LLP, a professional services and accounting firm (1985-1994). Ms. List-Stoll serves on the board of directors and audit committees for Microsoft and Danaher.

No new compensatory arrangements were entered into with Ms. List-Stoll in connection with her becoming the Company’s principal accounting officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: March 22, 2018	By:	/s/ Julie Gruber
Julie Gruber
Executive Vice President, Global General
Counsel, Chief Compliance Officer & Corporate
Secretary